UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2015

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director; Appointment of Committee Members

On April 20, 2015, the Board of Directors (the “Board”) of Cornerstone OnDemand, Inc. (the “Company”) elected Robert Cavanaugh to the Board, effective immediately. Mr. Cavanaugh will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2015. In addition, on the same date, the Board appointed Mr. Cavanaugh as a member of the Nominating Committee of the Board.

Mr. Cavanaugh, age 46, served in several roles, including as President Worldwide Enterprise, SMB & Government, at Concur Technologies, Inc., a provider of integrated travel and expense management solutions, from 1999 until its acquisition by SAP America, Inc. in December 2014. Prior to joining Concur Technologies, Mr. Cavanaugh held consulting and implementation management positions at Seeker Software and Ceridian Corporation. Mr. Cavanaugh holds a B.S. in Business Administration from Norwich University.

In connection with his election to the Board, on April 20, 2015, Mr. Cavanaugh was granted a stock option award to purchase 30,000 shares of the Company’s common stock and a restricted stock unit award covering 4,700 shares of the Company’s common stock. The stock option award will vest as to 1/3 of the shares subject to the option on the first anniversary of the grant date, and the remaining shares will vest monthly in equal increments over the following two years, subject to Mr. Cavanaugh’s continued service on the Board on each applicable vesting date. The restricted stock unit award will vest over a three-year period with 1/3 of the restricted stock units scheduled to vest on each of the first three anniversaries of the grant date, subject to Mr. Cavanaugh’s continued service on the Board on each applicable vesting date. The stock option award and restricted stock unit award are each subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan and its related grant agreements. As a director, Mr. Cavanaugh will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2014.

Mr. Cavanaugh also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010.

There is no arrangement or understanding between Mr. Cavanaugh and any other persons pursuant to which Mr. Cavanaugh was elected as a director.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated as of April 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss Vice President, Business Affairs & General Counsel

Date: April 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated as of April 23, 2015.